CONTACT: Bruce Zurlnick                  Cara O'Brien/Melissa Myron
         Senior Vice President and       Media Contact: Stephanie Sampiere
         Chief Financial Officer         Financial Dynamics
         Finlay Enterprises, Inc.        (212) 850-5600
         (212) 808-2800

FOR IMMEDIATE RELEASE
---------------------

                    FINLAY ENTERPRISES REPORTS SECOND QUARTER
                             AND FIRST HALF RESULTS
                       ~ RAISES GUIDANCE FOR FISCAL 2004 ~

NEW YORK, NY, AUGUST 19, 2004 -- FINLAY ENTERPRISES, INC. (NASDAQ: FNLY), a
leading retailer of fine jewelry and the largest operator of leased fine jewelry departments in department stores throughout the United States, announced today its financial results for the second quarter and first six months of fiscal
2004.

SECOND QUARTER RESULTS

For the 13 weeks ended July 31, 2004, the Company reported a net loss of $6.1 million, or $0.71 per share, which includes pre-tax charges of $9.1 million, or
$0.64 per share, associated with early debt extinguishment costs related to the refinancing of the Company's debt. Excluding these charges, the current year's second quarter net loss was $0.6 million, or $0.07 per share. This compares to last year's second quarter loss from continuing operations of $1.0 million, or
$0.11 per share. Including discontinued operations associated with the closing of the Burdines departments, the prior year's second quarter net loss was $0.6 million, or $0.06 per share.

Income from operations before depreciation and amortization expenses (EBITDA)
totaled $8.2 million compared to $8.5 million in the prior year period, on a continuing operations basis.

As previously reported, comparable department store sales (departments open for the same months during the comparable period) increased 3.2% in the second quarter of fiscal 2004. Total sales increased 3.5% to $188.6 million compared to
$182.2 million a year earlier.

Arthur E. Reiner, Chairman and Chief Executive Officer of Finlay Enterprises,
Inc., commented, "The 3.2% increase in comparable department sales in the second quarter sustained our positive momentum and marked our fifth consecutive quarter of comp store gains. The consistency of our sales results are a reflection of the ongoing success of our merchandising and marketing initiatives. Although gross margin was impacted by sales mix trending more towards the diamond and designer categories, we were able to maintain EBITDA levels with the prior year."

Mr. Reiner concluded, "In June, we successfully completed the refinancing of our public bonds, both reducing the amount of long term debt outstanding by $25 million, as well as lowering our overall interest rate. We believe we are well positioned from a capital structure perspective, having extended the maturities of our long term debt to 2012, while at the same time maintaining significant availability under our working capital facility."

FIRST HALF RESULTS

For the six months ended July 31, 2004, the Company reported a net loss of $8.0 million, or $0.92 per share, including the charges associated with the refinancing of the Company's debt. Excluding these charges, the current year's net loss was $2.5 million, or $0.28 per share, compared to a loss from continuing operations of $3.1 million, or $0.34 per share, in the prior year.
Including discontinued operations, the prior year's first half net loss was $2.0 million, or $0.22 per share.

The Company reported EBITDA for the six month period of $15.2 million, compared to $15.0 million in the prior year on a continuing operations basis.

As previously reported, comparable department store sales increased 5.0% in the first half of fiscal 2004. Total sales increased 5.2% to $376.2 million compared to $357.7 million a year earlier.

COMPANY OUTLOOK

The Company estimates comparable store sales for the second half of the year in the range of 2.0 - 2.5%, which would result in comparable store sales for the fiscal year between 3.0% and 3.5%.

With better than expected results in the second quarter and interest savings in the second half as a result of the refinancing, the Company now anticipates full year diluted earnings per share, excluding charges associated with the refinancing of the Company's long term debt, between $2.35 and $2.45, compared to the previous estimate of $2.25 to $2.35. Including the refinancing charges, which had a $0.64 per share impact on earnings, the Company projects fiscal 2004 diluted earnings per share in the range of $1.70 to $1.80.

The Company's management will host a conference call to review results and answer questions. The conference call will be held today, August 19, 2004 at
10:00 a.m. Eastern Time. A live broadcast of the call will be available on the
Company's website at: http://www.finlayenterprises.com and will remain available in archives for approximately 90 days.

Finlay Enterprises, Inc., through its wholly-owned subsidiary, Finlay Fine
Jewelry Corporation, is one of the leading retailers of fine jewelry and the largest operator of leased fine jewelry departments in department stores throughout the United States with sales of $902.4 million in fiscal 2003. The number of locations at the end of the second quarter of fiscal 2004 totaled 967.

This release may contain forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of
1995. Such forward-looking statements are based on Finlay's current expectations and beliefs, are not a guarantee of future performance and involve known and unknown risks, uncertainties and other factors. Actual results, performances or achievements may differ materially from those contained in, or implied by, these forward-looking statements, depending upon a variety of factors including, in particular, the risks and uncertainties described in Finlay's filings with the
Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to release publicly any revisions to these forward looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by
Finlay or any other person that the events or circumstances described in such statement are material.

                           - financial tables follow -

FINLAY ENTERPRISES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER INFORMATION
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                      THIRTEEN WEEKS ENDED                         TWENTY-SIX WEEKS ENDED
                                              ---------------------------------------     ---------------------------------------
                                                   JULY 31,              AUGUST 2,              JULY 31,            AUGUST 2,
                                                    2004                   2003                   2004                 2003
                                              -----------------     -----------------     -----------------     -----------------

Sales ......................................  $ 188,638   100.0%    $ 182,229   100.0%    $ 376,210   100.0%    $ 357,656   100.0%

Cost of sales ..............................     93,177    49.4        89,433    49.1       185,512    49.3       174,094    48.7
                                              -----------------     -----------------     -----------------     -----------------

       Gross margin ........................     95,461    50.6        92,796    50.9       190,698    50.7       183,562    51.3
Selling, general and administrative ........     87,286    46.3        84,346    46.3       175,467    46.7       168,530    47.1
Depreciation and amortization ..............      4,374     2.3         4,177     2.3         8,763     2.3         8,365     2.3
                                              -----------------     -----------------     -----------------     -----------------
       Income from operations .............       3,801     2.0         4,273     2.3         6,468     1.7         6,667     1.9
Interest expense, net ......................      5,802     3.1         5,930     3.2        11,513     3.0        11,706     3.3
Other expense - debt extinguishment
             costs (1) .....................      9,090     4.8           -       -           9,090     2.4           -       -
                                              -----------------     -----------------     -----------------     -----------------
        Loss from continuing operations
            before income taxes ............    (11,091)   (5.9)       (1,657)   (0.9)      (14,135)   (3.7)       (5,039)   (1.4)
Benefit for income taxes ...................     (4,950)   (2.6)         (645)   (0.4)       (6,137)   (1.6)       (1,963)   (0.5)
                                              -----------------     -----------------     -----------------     -----------------
        Loss from continuing operations ....     (6,141)   (3.3)       (1,012)   (0.5)       (7,998)   (2.1)       (3,076)   (0.9)
Discontinued operations, net of tax of
             $287 and $677, respectively ...        -       -             450     0.2           -       -           1,061     0.3
                                              -----------------     -----------------     -----------------     -----------------
        Net loss ...........................  $  (6,141)   (3.3)%   $    (562)   (0.3)%   $  (7,998)   (2.1)%   $  (2,015)   (0.6)%
                                              =================     =================     =================     =================

Net income (loss) per share applicable
     to common shares - basic and diluted:
     Loss from continuing operations .....    $   (0.71)            $   (0.11)            $   (0.92)            $   (0.34)
     Discontinued operations .............          -                    0.05                   -                    0.12
                                              ---------             ---------             ---------             ---------
       Net loss per share ..................  $   (0.71)            $   (0.06)            $   (0.92)            $   (0.22)
                                              =========             =========             =========             =========

Continuing operations, excluding Other
     expense - debt extinguishment costs:
     Net loss ..............................  $    (596)            $  (1,012)            $  (2,453)            $  (3,076)
                                              =========             =========             =========             =========
     Net loss per share applicable to
     common shares -
         basic and diluted .................  $   (0.07)            $   (0.11)            $   (0.28)            $   (0.34)
                                              =========             =========             =========             =========

Weighted average share and share equivalents
         outstanding - basic and diluted ...  8,644,967             9,021,053             8,719,645             9,079,077
                                              =========             =========             =========             =========

Other information:
        EBITDA (2) .........................  $   8,175             $   8,450             $  15,231             $  15,032
                                              =========             =========             =========             =========

Reconciliation of EBITDA:
       Income from operations .............   $   3,801             $   4,273             $   6,468             $   6,667
       Add: Depreciation and amortization .       4,374                 4,177                 8,763                 8,365
                                              ---------             ---------             ---------             ---------
       EBITDA ..............................  $   8,175             $   8,450             $  15,231             $  15,032
                                              =========             =========             =========             =========

                                                                    THIRTEEN        TWENTY-SIX
                                                                   WEEKS ENDED      WEEKS ENDED
                                                                    JULY 31,          JULY 31,
                                                                      2004              2004
                                                                ----------------   --------------

Reconciliation of Net loss and Net loss per share applicable to common shares excluding Other expense - debt
         extinguishment costs:

Net loss (3) ................................................       $(6,141)         $(7,998)

Add: Other expense - debt extinguishment costs,
      net of tax of $3,545 .................................          5,545            5,545
                                                                    -------          -------
Net loss, excluding Other expense - debt extinguishment costs       $  (596)         $(2,453)
                                                                    =======          =======

Net loss, excluding Other expense, per share applicable to
     common shares - basic and diluted ......................       $ (0.07)         $ (0.28)
                                                                    =======          =======

----------
(1)  Represents pre-tax debt extinguishment costs associated with the Company's debt refinancing in June 2004, including redemption premiums and the write-off of debt issuance costs.

(2)  EBITDA, a non-GAAP financial measure, represents income from operations before depreciation and amortization expenses, and excludes discontinued
     operations. The Company believes EBITDA provides additional information for determining its ability to meet future debt service requirements. EBITDA should not be construed as a substitute for income from operations, net income or cash flow from operating activities (all determined in accordance with GAAP) for the purpose of analyzing Finlay's operating performance, financial position and cash flow as EBITDA is not defined by generally accepted accounting principles. Finlay has presented EBITDA, however, because it is commonly used by certain investors to analyze and compare companies on the basis of operating performance and to determine a company's ability to service and/or incur debt. Finlay's computation of
     EBITDA may not be comparable to similar titled measures of other companies.

(3)  Includes approximately a $600,000 benefit associated with the reversal of tax accruals no longer required.

FINLAY ENTERPRISES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

                                                              JULY 31,       AUGUST 2,
                                                                2004           2003
                                                            -----------    ------------
                        ASSETS

Cash ..................................................       $  1,802       $  2,367

Accounts receivable ...................................         36,185         36,311

Inventory .............................................        279,233        264,791

Other current assets ..................................         61,938         49,208
                                                              --------       --------
    Total current assets ..............................        379,158        352,677
                                                              --------       --------

Fixed assets, net .....................................         64,123         68,420
                                                                             --------
Other assets, including goodwill ......................         96,322        111,401
                                                              --------       --------

    Total assets ......................................       $539,603       $532,498
                                                              ========       ========

        LIABILITIES AND STOCKHOLDERS' EQUITY

Short-term borrowings .................................       $ 59,968       $ 33,772

Accounts payable ......................................         49,505         43,194

Other current liabilities .............................         64,035         65,339
                                                              --------       --------
    Total current liabilities .........................        173,508        142,305

Long-term debt ........................................        200,000        225,000

Deferred income taxes and other non-current liabilities         23,548         20,032
                                                              --------       --------
    Total liabilities .................................        397,056        387,337

Total stockholders' equity ............................        142,547        145,161
                                                              --------       --------

    Total liabilities and stockholders' equity ........       $539,603       $532,498
                                                              ========       ========

                                       ###